Exhibit 99.1

Alcoa Purchases Group Annuity Contracts for Certain U.S. Pension Plans

PITTSBURGH--(BUSINESS WIRE)--August 8, 2022--Alcoa Corporation (NYSE: AA) today announced the purchase of group annuity contracts that will facilitate the transfer of approximately $1 billion of pension obligations and assets associated with defined benefit pension plans for certain United States retirees and beneficiaries.

The transfer, which will be complete later this month, further enhances Alcoa’s strong balance sheet, reduces the risk from volatility in pension plan obligations, and continues to meet commitments to retirees and beneficiaries. This is the Company’s fifth pension annuity transaction for a total transfer of approximately $3.3 billion in pension obligations and assets from 2018 to date.

The group annuity contracts will be executed by two subsidiaries of Athene Holding Ltd. (Athene). Athene will assume payments for approximately 4,400 participants in the U.S. pension plans. Participants will not have any change in their benefits, and Athene will take over payment obligations in November 2022.

Athene, through its subsidiaries, is a leading retirement services company with total assets of $246.1 billion as of March 31, 2022. With operations in the United States, Bermuda and Canada, Athene specializes in helping its customers achieve financial security and is a solutions provider to institutions. Athene’s principal insurance company subsidiaries have an “A+” from Fitch Ratings and Standard and Poor’s Global Ratings, an “A” rating from A.M. Best and an “A1” rating from Moody’s Investors Service.

In the third quarter of 2022, Alcoa expects to record a non-cash settlement charge of approximately $635 million (pre- and after-tax), or $3.41 per share, related to the annuity transaction.

Alcoa expects that its U.S. defined benefit pension plans will remain more than fully funded after the transfer is complete.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. With a values-based approach that encompasses integrity, operating excellence, care for people and courageous leadership, our purpose is to Turn Raw Potential into Real Progress. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater efficiency, safety, sustainability and stronger communities wherever we operate.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls, and webcasts.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aim,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “projects,” “reach,” “seeks,” “sees,” “should,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa Corporation’s filings with the Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Contacts

Investor Contact
James Dwyer
412-992-5450
James.Dwyer@alcoa.com

Media Contact
Jim Beck
412-315-2909
Jim.Beck@alcoa.com

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